                                                                   EXHIBIT 10.23

                   STOCK PURCHASE AND TERMINATION AGREEMENT

     THIS AGREEMENT is made effective as of the 30th day of September, 1995 by and between UNIHEALTH AMERICA VENTURES, a California corporation ("UAV"), ELDERMED VENTURES, a California corporation, ("ElderMed"), HEALTHWEST INVESTMENT COMPANY, ("HealthWest") (UAV, ElderMed and HealthWest, collectively ("Sellers"), are entities controlled by Unihealth, a California non-profit Corporation ("Unihealth"), INTEGRATED MEDICAL SYSTEMS, INC., a Colorado corporation ("IMS") and MEDICAL COMMUNICATION NETWORKS, INC., a California corporation ("MCN") (all collectively referred to as "Parties").

     THIS STOCK PURCHASE AND TERMINATION AGREEMENT is made and entered into with reference to the following facts:

     A. UAV owns One Thousand Twenty (1,020), ElderMed Two Thousand Five Hundred Fifty (2,550) and HealthWest Six Thousand Six Hundred Thirty (6,630) shares of common stock, one dollar par value per share, of MCN (collectively the "Shares") which collectively equals fifty-one percent (51%) of the issued and outstanding capital stock of MCN and IMS owns Nine Thousand Eight Hundred (9,800) shares of MCN common stock which constitutes forty-nine percent (49%) of the issued and outstanding capital stock of MCN, which owns and operates a medical information network in the counties of Ventura, Los Angeles, San Bernardino, Riverside and Orange in California ("MCN Network");

     B. UAV and IMS have entered into that certain Shareholders' Agreement dated March 22, 1991 ("Shareholders' Agreement") setting forth their intentions and agreements with respect to development, ownership and operation of MCN, a copy of which is attached hereto as Exhibit A;
                                    ---------

     C. UAV and MCN entered into that certain Management Services Agreement dated March 22, 1991 ("Management Services Agreement"), a copy of which is attached hereto as Exhibit B;
                   ---------

     D. UAV and IMS entered into that certain Software License and Services Agreement dated March 22, 1991 ("License Agreement"), a copy of which is attached hereto as Exhibit C;
                   ---------

     E. MCN entered into Network Services Agreements with the hospitals affiliated with UAV described on Exhibit D attached hereto, which describe such
                                 ---------
Hospitals' rights and obligations with respect to use of the MCN Network;

     F. The Parties intend to transfer all of the MCN Shares now owned by Sellers to IMS in exchange for the cash consideration as described herein;

     G. The Parties further intend that the Shareholders' Agreement, the Management Services Agreement and the License Agreement shall be terminated as described herein; and

     H. The Parties further intend that MCN and each of the hospitals described on Exhibit D shall amend the Network Services Agreements as more fully
             ---------
described below.

                                   ARTICLE 1
                              TERMS OF TRANSACTION
                              --------------------

     1.1. PURCHASE AND SALE AND PURCHASE PRICE.  Subject to the other terms and
          ------------------------------------
conditions of this Agreement, IMS shall, at the Closing described in Article 8 ("Closing"), pay to Sellers a total of $4,350,000 in accordance with their percentage ownership of the Shares (the "Purchase Price") of which $3,350,000 shall be delivered to Sellers and $1,000,000 ("Escrow Portion of the Purchase Price") will be placed in an escrow account as described in Article 2 below. Subject to the other terms and conditions of this Agreement, IMS agrees to purchase and Sellers agree to sell the Shares.

     1.2. TRANSFER OF SELLER'S SHARES.  Subject to the other terms and
          ---------------------------
conditions of this Agreement, Sellers shall at the Closing described below, sell, assign, transfer, convey and deliver to IMS one hundred percent (100%) of the interest owned by Sellers in MCN, specifically including the Shares of MCN.

     1.3. TERMINATION OF SHAREHOLDERS' AGREEMENT.  The Shareholders' Agreement
          --------------------------------------
shall be terminated effective as of the date of the Closing described below and upon such termination shall be of no further force or effect.

     1.4. TERMINATION OF MANAGEMENT SERVICES AGREEMENT.  The Management Services
          --------------------------------------------
Agreement shall be terminated effective as of the date of the Closing described below and upon such termination shall be of no further force or effect except as follows:

          (a) The following provisions of the Management Services Agreement shall apply to the termination:

                (i)     Section 8.4.  Termination As a Result of Sale of MCN
                                      --------------------------------------
                                      Stock Owned by Manager;
                                      -----------------------

               (ii)     Section 8.5.  Duties Upon Termination; and
                                      -----------------------

              (iii)     Section 8.6.  Payment Upon Termination.
                                      ------------------------

          (b) All MCN receivables from the Hospitals described on Exhibit D
                                                                  ---------
     shall be paid through September 30, 1995 and the amount due UAV as Manager under the Management Services Agreement through such date shall be paid to UAV at Closing; and

          (c) UAV agrees to execute such documents and to otherwise take such actions reasonably necessary to permit the orderly and efficient transfer of all management services provided by UAV under the Management Services Agreement as reasonably required by IMS at or prior to the Closing described below.

     1.5. TERMINATION OF LICENSE AGREEMENT.  The License Agreement shall be
          --------------------------------
terminated effective as of the date of Closing described below and upon such termination shall be of no further force or effect. UAV shall return or destroy all copies of the Licensed Software, as that term is defined in Section 3.1 of the License Agreement, in its possession and all other materials pertaining to the Licensed Software in its possession.

     1.6. AMENDMENT OF NETWORK SERVICES AGREEMENTS.  The Parties hereby agree
          ----------------------------------------
that each of the Network Services Agreements referenced on Exhibit D are to be
                                                           ---------
amended in the form of Exhibit E hereto, which shall include the following
                       ---------
revisions:

          (a) The term of each Network Services Agreement shall be extended for an additional term of five (5) years ("New Termination Date") commencing from the date of termination of the existing agreement shown on Exhibit D
                                                                     ---------
     ("Old Termination Date").

          (b) Section 4.2, "Termination Without Cause" of each Network Services
                            -------------------------
     Agreement shall be deleted.

          (c) The "Hospital's Schedule of Fees for Services of MCN," attached as
                   -----------------------------------------------
     an exhibit to each Network Services Agreement, shall be revised effective on the Old Termination Date shown on Exhibit D and replaced at such time
                                          ---------
     with the "Revised Schedule of Annual Fees," which is attached hereto as
               -------------------------------
     Exhibit F and incorporated herein by this reference.  From the commencement
     ---------
     of the five (5) year extensions, each Network Services Agreement with each of the hospitals described on Exhibit D shall include the "Revised Schedule
                                   ---------
     of Annual Fees."

The sole remedy for failure of one of the Hospitals described on Exhibit D to
                                                                 ---------
amend a network service agreement as set forth herein shall be an abatement of the purchase price as described in Section 9.9 below and in the Escrow Agreement described in Section 2.1 below.

                                   ARTICLE 2
                               ESCROW PROVISIONS
                               -----------------

     2.1. ESCROW A PORTION OF PURCHASE PRICE.  At the Closing, IMS and Sellers
          -----------------------------------
shall each execute and deliver the Escrow Agreement, in the form attached hereto as Exhibit G ("Escrow Agreement"), with CitiBank N.A. ("Escrow Agent") and IMS
   ---------
shall deliver the Escrow Portion of the Purchase Price in certified funds to the Escrow Agent, who shall hold such funds for disbursement in accordance with the Escrow Agreement.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF IMS
                     -------------------------------------

     IMS represents and warrants to UAV as of the date hereof and as of the date of Closing, as follows:

     3.1. ORGANIZATION.  IMS is a corporation duly organized, validly existing
          ------------
and in good standing under the laws of the state of Colorado.

     3.2. AUTHORITY.  IMS has full corporate power and authority to enter into
          ---------
this Agreement and the agreements contemplated herein and to carry out the obligations of IMS hereunder. The execution and delivery of this Agreement and consummation of the transactions contemplated hereby are duly and validly authorized and no other corporate acts or proceedings on the part of IMS are necessary to authorize this Agreement or the transactions contemplated hereby and this Agreement constitutes the valid and legally binding obligation of IMS enforceable against IMS in accordance with the terms hereof.

     3.3. FINANCIAL STATEMENTS.  IMS has delivered to Sellers (i) audited
          --------------------
consolidated balance sheet of IMS and its subsidiaries and affiliated entities as of December 31, 1994 and the related statements of operations and cash flows for the periods ended on such date and (ii) unaudited consolidated balance sheet of IMS and its subsidiaries as of June 30, 1995, and the related unaudited statements of operations and cash flows for the period then ended. All such financial statements, together with the notes thereto, have been prepared in accordance with the respective books and records of IMS and its subsidiaries and affiliated entities, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements and present fairly in all material respects the consolidated financial position of IMS and its subsidiaries and the results of their operations and changes in their consolidated financial statements as the respective dates and for the respective periods indicated. From June 30, 1995 to the date of Closing there will be no material adverse change in the financial position of IMS.

     3.4. LITIGATION.  There are no claims, actions, suits, labor disputes,
          ----------
investigations and proceedings of any kind, pending or, to IMS's knowledge, threatened, which involve, affect or relate to IMS or any of its subsidiaries or affiliated entities or their respective officers, employees, directors, agents or representatives in connection with the business and affairs of IMS and its subsidiaries or affiliated entities that, if adversely determined would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of IMS to perform under this Agreement.

     3.5. INDEPENDENT INVESTIGATION OF MCN.  IMS has, as a result of its
          --------------------------------
ownership interest in MCN and based upon its own reasonable investigation and review of the business and affairs of MCN, full information concerning the financial condition, business and affairs of MCN and has determined that the financial condition and the business of MCN are satisfactory to it. For purposes of making this determination, IMS is relying on its own independent investigation and not on any representations and warranties made by Sellers and their agents other than those of Sellers set forth herein.

     3.6  BROKERS OR FINDERS.  No person or entity is entitled to any brokerage,
          ------------------
finder's investment advisory fee or like payment from IMS in connection with the transaction contemplated by this Agreement.

                                   ARTICLE 4
                   REPRESENTATIONS AND WARRANTIES OF SELLERS
                   -----------------------------------------

     Sellers represent and warrant to IMS as of the date hereof and as of the date of Closing, as follows:

     4.1. ORGANIZATION.  Sellers are corporations duly organized, validly
          ------------
existing and in good standing under the laws of the state of California.

     4.2. MARKETABLE TITLE.  Sellers are the beneficial owner and owner of
          ----------------
record of the Shares being sold to IMS pursuant to this Agreement, free and clear of all liens, restrictions, charges, encumbrances and claims of every kind. The 10,200 MCN Shares held by Sellers represent one hundred percent (100%) of the capital stock of MCN held by Sellers.

     4.3. TRANSFER OF TITLE.  The delivery of the Shares to IMS in accordance
          -----------------
with the terms of this Agreement will transfer good and valid title to the Shares to IMS free and clear of liens, restrictions, charges, encumbrances and claims of every kind, except transfer restrictions imposed by state or federal securities laws.

     4.4. AUTHORITY.  Sellers have full corporate power and authority to execute
          ---------
and deliver this Agreement and to perform their obligations under this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sellers and is a valid and binding obligation of Sellers enforceable in accordance with its terms.

     4.5. MCN.  Sellers have full information concerning the financial
          ---
condition, business and affairs of MCN. All information regarding MCN furnished by Sellers to IMS is complete and accurate. Sellers are not aware of any material fact or circumstances concerning the business of MCN not disclosed to IMS which would reasonably be expected to have a Material Adverse Effect on the business of MCN. The unaudited financial statements and related financial information of MCN at, and for the period ending, August 31, 1995, furnished by UAV to IMS, have been prepared in accordance with generally accepted accounting principles consistently applied and are complete and accurately reflect all obligations and liabilities of MCN.

     4.6. NO DEFAULT RESULTING FROM AGREEMENT.  Neither the execution and
          -----------------------------------
delivery of this Agreement nor the performance of its terms will result in any breach of the terms and conditions of, or constitute a default under any material agreement, lease, mortgage, note, instrument, undertaking, judgment, decree, governmental order or other restriction or obligation to which Sellers are a party which prohibits Sellers' ability to perform their obligations pursuant to this Agreement, nor the right to cause the Hospitals listed on Exhibit D to amend Network Services Agreements
                                 ---------
with MCN.

     4.7. NO REQUIRED CONSENTS AND APPROVALS.  No application, notice, order,
          ----------------------------------
registration, qualification, waiver, consent, approval or other action is required to be filed, given, obtained or taken by Sellers by virtue of the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated thereby.

     4.8.  BROKERS OR FINDERS.  No person or entity is entitled to any
           ------------------
brokerage, finder's, investment advisory fee or like payment from Sellers or MCN in connection with the transaction contemplated by this Agreement.

                                   ARTICLE 5
                     CERTAIN UNDERSTANDINGS AND AGREEMENTS
                     -------------------------------------

     5.1.  CONDUCT OF BUSINESS.  Sellers, IMS and MCN covenant and agree that
           -------------------
during the period from the date of this Agreement to the Closing, the business of MCN shall be conducted only in the ordinary and usual course consistent with past practices, that MCN shall use its reasonable best efforts to maintain and preserve, and as appropriate in the ordinary course of business, to further its business relationships and business prospects, and to keep available the services of its key employees.

     5.2.  CONFIDENTIALITY.  Sellers will hold in confidence all information
           ---------------
furnished by IMS and will use such information only for purposes consistent with this Agreement. Between the date of this Agreement and the Closing, Sellers shall provide, or shall cause MCN to provide, full access to the business and affairs, including financial condition and operation of the MCN Network, to IMS.

     5.3.  BEST EFFORTS.  Subject to the terms and conditions provided in this
           ------------
Agreement, Sellers and IMS shall use their respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement, including using their respective best efforts to satisfy the conditions precedent set forth in Articles 6 and 7 hereof and to complete the transactions on or before October 18, 1995. At all times until the Closing, each Party shall promptly notify the other in writing of the occurrence of any event which will or may result in the failure to satisfy any of the conditions specified in Articles 6 and 7.

                                   ARTICLE 6
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS
               --------------------------------------------------

     The obligations of Sellers under this Agreement shall be subject to the fulfillment or waiver, at or prior to the Closing, of the following conditions:

     6.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES.  The representations and
          ------------------------------------------
warranties of IMS contained herein or in any certificate, schedule or other document delivered by IMS pursuant to the provisions hereof, or in connection herewith, shall be true and correct in all material respects as of the Closing with the same effect as though such representations and warranties had been made at the Closing, except to the extent such representations and warranties expressly relate only to an earlier date, and except for changes contemplated by this Agreement or approved in writing by Sellers.

     6.2. COMPLIANCE WITH CONDITIONS.  IMS shall have performed and complied in
          --------------------------
all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     6.3. CLOSING DOCUMENTS.   The matters described in Article 8 below shall
          -----------------
have occurred at the Closing and the Purchase Price shall have been paid by IMS. Sellers shall have received the payments from IMS and all other documents shown for delivery to Sellers in Article 8 below.

                                   ARTICLE 7
                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF IMS
                 ----------------------------------------------

     The obligations of IMS to deliver the Purchase Price at the Closing shall be subject to the fulfillment, at or prior to the Closing, of the following conditions:

     7.1. ACCURACY OF REPRESENTATIONS AND WARRANTIES.  The representations and
          ------------------------------------------
warranties of Sellers contained herein or in any certificate, schedule or other document delivered by Sellers pursuant to the provisions hereof, or in connection herewith, shall be true and correct in all material respects as of the Closing with the same effect as through such representations and warranties had been made at the Closing, except to the extent such representations and warranties expressly relate only to an earlier date, and except for changes contemplated by this Agreement or approved in writing by IMS.

     7.2. COMPLIANCE WITH CONDITIONS.  Sellers shall have performed and complied
          --------------------------
in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     7.3. MATERIAL CHANGES.  Subsequent to the date hereof and prior to the
          ----------------
Closing, there shall not have been any material adverse change in the results of operations, rights, permits, business, assets, properties, liabilities, financial position, prospects or affairs of MCN.

     7.4.  CLOSING DOCUMENTS.  The matters described in Article 8 below shall
           -----------------
have occurred at the Closing and Seller shall have delivered the Shares.

                                   ARTICLE 8
                                    CLOSING
                                    -------

     8.1. CLOSING.  The closing of the transactions contemplated by this
          -------
Agreement (the "Closing") shall take place at the offices of Hopper and Kanouff, P.C., commencing at 10:00 a.m., local time on October 18, 1995 or such other date and time as Sellers and IMS mutually determine.

     8.2. ESCROW AGREEMENT.  The Parties shall sign and deliver the Escrow
          ----------------
Agreement.

     8.3. OBLIGATIONS OF SELLERS AT CLOSING.  At the Closing, Sellers shall
          ---------------------------------
deliver, or cause MCN to deliver to IMS, the following:

          (a) Signed resignations, dated the date of Closing, of each person serving as an officer of MCN;

          (b) Signed resignations, dated the date of Closing, of each person serving as a director of MCN as a representative of, or at the request of, Sellers (it being understood by Sellers and IMS that persons serving as directors of MCN at the request of, or representing, IMS shall not resign); and

          (c) Certificates representing the Shares, representing Ten Thousand Two Hundred (10,200) shares of common stock of MCN, duly endorsed for transfer or accompanied by duly executed stock powers.

     8.4. OBLIGATIONS OF IMS AT CLOSING.  On the date of Closing, IMS shall
          -----------------------------
deliver  the Purchase Price as follows:

          (a) $3,350,000 payable to Sellers in accordance with their percentage ownership of the Shares, which shall be delivered to Seller; and

          (b) $1,000,000 payable to the Escrow Agent (the "Escrow Fund"), which shall be delivered to the Escrow Agent.

     8.5  OBLIGATIONS OF MCN AT CLOSING.  On or before the date of Closing, MCN
          -----------------------------
shall deliver the amount due UAV as manager under the Management Services Agreement through September 30, 1995 to UAV. The parties agree that the amount due UAV as of such date was $____________.

     8.6. OTHER DELIVERIES.  The Parties hereto shall deliver such other
          ----------------
documents, certificates and instruments of further assurance and conveyance to be deemed necessary or appropriate for completion of the transactions contemplated hereunder as may be agreed upon by Sellers and IMS.

                                   ARTICLE 9
               COVENANTS OF IMS AND UAV SUBSEQUENT TO THE CLOSING
               --------------------------------------------------

     9.1. UAV EMPLOYEES.  IMS agrees to use its best efforts to offer, or to
          -------------
cause MCN to offer, to employ and shall employ and retain at current salary levels those UAV employees engaged in operating the business of MCN as of the date of this Agreement, the identity and current salary level, which salary level shall not be increased by UAV without the consent of IMS, of which employees is set forth on Exhibit H attached hereto and incorporated herein by
                          ---------
reference. The following provisions shall apply to the terms of employment for such persons.

               (a) The date upon which such employment shall become effective shall be November 1, 1995 or the earliest practicable date thereafter.

               (b) Each of such employees shall be afforded benefit packages equivalent to what such employee would receive as employees of IMS given the salary level, seniority level and job description for each such employee. IMS shall be obligated to continue to employ such persons for a period of at least one year following the Closing, provided such employees continue to perform on a reasonably satisfactory basis. The Parties agree that notwithstanding the obligations of IMS to UAV under this paragraph, all such employees shall remain "at will" employees.

               (c) IMS shall be obligated to continue to employ such persons for a period of at least one year following the Closing, provided such employees continue to perform on a reasonably satisfactory basis.

               (d) UAV shall use its best reasonable efforts to assist IMS in the transitional process by which the identified employees become employees of IMS or MCN and during the period from September 30, 1995 through the date by which all such employees have become IMS or MCN employees or declined employees, not later than November 15, 1995 such persons shall continue to be paid by, and treated as employees of, the Unihealth controlled-entity which presently employes such persons. Within five (5) business days after the date by which the last of such employees becomes an employee of IMS or MCN, IMS shall reimburse Unihealth for the full out-of-pocket employee expense incurred in continuing the employment of such persons after Closing. Such reimbursement shall include the amounts paid for salary and withholding, benefit and other direct employee out-of-pocket expense. To the extent that such employees are entitled to participate in Unihealth retirement or pension benefits, such participation shall continue through the date when the employment by IMS or MCN becomes effective and such employee shall have whatever rights they would otherwise be entitled to as employees whose service terminates but shall have no rights to continued equivalent participation as employees of IMS or MCN.

     9.2.  PHYSICIAN DESKTOP DEVELOPMENT.  IMS agrees to invest on a national
           -----------------------------
basis, commencing October 1, 1995, not less than One and One Half Million Dollars ($1,500,000) in the research and development of value-added physician desktop software applications and network architecture over the next four (4) years and the improvement and enhancement of such physician desktop software applications and network architecture. Such developments and enhancements shall be undertaken with the advice and input to IMS from a product development
advisory counsel which shall be established by IMS and   composed of
representatives chosen by sponsors and other users of IMS Networks, which council shall include, at the option of UAV, at least two representatives designated by UAV who shall be management level executives of UAV or an affiliate with specific experience with the MCN Network. The developments shall include developments or enhancements specifically requested by UAV as applicable for UAV's affiliates' use of the MCN Network if such developments or enhancements would also be reasonably applicable to other networks operated by IMS in other areas. IMS shall make available such developments, improvements or enhancements of physician desktop software applications and network architecture to MCN Network hospitals in good standing under their Network Services Agreements, upon terms and conditions which are generally available and shall designate the MCN Network as a beta test site for such developments during the two (2) year period if such designation is commercially reasonable or if beta testing is undertaken. IMS and UAV shall negotiate in good faith, giving due regard for the participation of affiliates of Unihealth in development thereof, the terms and conditions relating to participation in such testing or utilization of such developments, improvements or enhancements by MCN network hospitals affiliated with Unihealth.

     9.3  COLLABORATION BETWEEN UAV AN IMS.  [Intentionally omitted]
          --------------------------------

     9.4. NETWORK OPERATIONS.  (a)  IMS agrees to cause MCN to continue to
          ------------------
operate, develop and expand the MCN Network as an "open" network available generally to sponsors and subscribers without regard to affiliation on nondiscriminatory terms and that other similar networks operated by IMS or subsidiaries or affiliated entities of IMS shall continue to be operated as "open" networks available to sponsors and subscribers in the same or similar manner in which such networks are operated as of the date of this Agreement and to continue to do so until at least the last to occur of the New Termination Dates described in Section 1.6(a) above. The Network Services Agreements described on Exhibit D may be terminated by UAV in the event IMS does not
             ---------
continue to operate, develop and expand the MCN Network as an "open" network and any such failure to maintain the MCN Network as an open network is not cured within sixty (60) days after receipt of a written demand.

     Failure to maintain an "open" MCN Network shall mean for purposes of this Agreement the denial of access to the MCN Network to a potential sponsor who (1) has a legitimate and bona fide need to connect with physicians and other network participants in conformity with the stated goals and objectives of the IMS networks; (2) has agreed to comply with the MCN Network rules and procedures, and to execute a sponsorship or other applicable agreement to participate in the network; and (3) has agreed to pay the then current prices for network services provided.

     (b) IMS shall cause MCN to provide a level of service to the Hospitals described on Exhibit D which is at least equivalent to services provided to such
             ---------
Hospitals by MCN prior to the Closing and at least as beneficial to the Hospital as is provided by MCN or any successor to other similar network sponsors or by IMS to other sponsors of other IMS Networks.

     9.5. CERTAIN NETWORK SERVICES AGREEMENTS.  IMS agrees to cause MCN to
          -----------------------------------
permit termination of the Network Services Agreements of one or more Hospitals described on Exhibit D upon sale or transfer of ownership of such Hospitals by
             ---------
Unihealth upon payment to IMS by UAV or the Hospital of the amount calculated as described on Exhibit I attached hereto, it being the intention of IMS and
             ---------
Sellers that the Purchase Price would have been lower had fewer than all Hospitals shown on Exhibit D remained under a Network Services Agreement, as
                   ---------
amended in accordance with Exhibit E, through the New Termination Dates as
                           ---------
described in Section 1.6(a). Sale of a Hospital shall mean transfer of Unihealth's total and undivided beneficial ownership interest in the hospital to an unaffiliated person or entity. "Unaffiliated" for purposes of this Section
9.5 shall mean that neither Unihealth nor any controlled affiliate retains any ownership interest in, and/or any control or right to control of, such person or entity.

     9.6. UAV COVENANT REGARDING NEW HOSPITALS.  UAV covenants and agrees that
          ------------------------------------
in the event it acquires ownership or control of any one or more hospitals in the California counties of Los Angeles, Orange, Riverside, Ventura or San Bernardino, Unihealth shall cause such hospitals to negotiate in good faith to become sponsors in the MCN Network. Acquired hospitals located within the MCN Network area, Fifty percent (50%) or more owned by Unihealth or an affiliate, which Hospitals execute a Network Services Agreement with MCN, shall pay a discounted Annual Network Fee equal to the discounted fees then being paid by the hospital described on Exhibit B as set forth herein. The discounted Annual
                          ---------
Network Fee shall be determined by reference to the then current Annual Network Fee paid each year by California Medical Center ("CMC") beginning with the year in which the acquired hospital joins the MCN Network, or if CMC is not then owned by Unihealth, the hospital still owned by Unihealth with the latest New Termination Date, adjusted (up or down) by the number of beds in such newly acquired hospital compared with the number of beds for CMC. In no event shall the discounted Annual Network Fee paid by a newly acquired hospital extend beyond the New Termination Date of CMC or such other hospital used to determine the discounted Annual Network Fee, and after such time an acquired hospital shall pay annual Network Service Fees on an undiscounted basis equal to such fees available to other similar MCN Network sponsors.

     9.7. JOINT AND SEVERAL LIABILITY.  Sellers shall be jointly and severally
          ---------------------------
liable for the obligations of Sellers set forth in this Agreement.

     9.8. UAV GUARANTEE.  If the Network Services Agreements listed on Exhibit D
          -------------                                                ---------
are terminated for any reason prior to the Old Termination Date set forth on Exhibit D, UAV shall be obligated to pay IMS any unpaid portion of the Network
---------
Access Fee through the Old Termination Date.

     9.9.  RELEASE OF FUNDS FROM ESCROW.  Sellers shall be entitled to the
           ----------------------------
release of Escrow Funds in accordance with the terms of the Escrow Agreement as follows: No Funds shall be released from Escrow to Sellers until such time as executed Amendments of the Network Services Agreements provided in Exhibit E
                                                                   ----------
hereto have been delivered to IMS and the Allocated Portion of the Purchase Price assigned to such Network Service Agreements as provided in Exhibit I
                                                                 ---------
hereto exceeds Nine Hundred Thousand Dollars ($900,000), at which time Sellers shall be entitled to notify the Escrow Agent to release that part of the Allocated Portion of the Purchase Price attributable to the delivered amended Network Service Agreement which exceeds Nine Hundred Thousand Dollars ($900,000). Thereafter, Sellers shall be entitled to receive, from time to time from the Escrow Agent, the full Allocated Portion of the Purchase Price as provided in Exhibit I for each duly executed amendment to a Network Service
            ---------
Agreement delivered to IMS.

     9.10.  PAYMENTS TO IMS.  If no amounts are released from the Escrow Fund to
            ---------------
Sellers because the Allocated Portion of the Purchase Price assigned in Exhibit
                                                                        -------
I to those hospitals which have executed an Amendment to the Network Service
-
Agreement is less than $900,000, then on March 31, 1996, UAV shall pay to IMS an amount equal to the difference between $900,000 and the Allocated Portion of the Purchase Price assigned in Exhibit I to those hospitals which have executed an
                           ---------
Amendment to the Network Service Agreement. The amount, if any, owed by UAV to IMS under this Section 9.10 shall bear interest from the date of Closing at a rate equal to the average rate earned on the Escrow Fund from the date of the Closing, determined on a daily basis.

     9.11.  SURVIVAL OF COVENANTS.  The covenants and agreements of IMS and
            ---------------------
Sellers set forth in this Article 9 shall survive the Closing and continue in full force and effect.

                                   ARTICLE 10
                                INDEMNIFICATION
                                ---------------

     Sellers and IMS shall each indemnify and hold the other harmless from and in respect of any loss (any expenses, including fees and expenses of counsel and independent accountants relating thereto) accruing from or resulting by reason of any breach of such Party's representations and warranties set forth herein. The obligations of the parties under this Article 10 shall survive the Closing and continue in full force and effect.

                                   ARTICLE 11
                                  TERMINATION
                                  -----------

     11.1.  TERMINATION WITHOUT RECOURSE.  To the extent and under the
            ----------------------------
circumstances set forth in the following Sections of this Article 11, this Agreement may be terminated at any time by Sellers or IMS prior to the Closing, upon written notice to the other party, and upon any such termination no party hereto shall have any liability to the other:

          (a) MATERIAL ADVERSE CHANGE OF MCN.  By IMS, if a material adverse
              ------------------------------
     change in the financial condition or business of MCN shall have occurred, or MCN shall have suffered a material loss or damage which materially affects or impairs the ability of MCN to conduct its business and which change, loss or damage was not contemplated or did not occur as a result of action by IMS.

          (b) NONCOMPLIANCE BY IMS.  By Sellers, if the terms, covenants or
              --------------------
     conditions of this Agreement to be complied with or performed by IMS at or before the Closing shall not by that time have been complied with or performed in all material respects and such noncompliance or nonperformance shall not have been waived in writing by UAV.

          (c) NONCOMPLIANCE BY SELLERS.  By IMS, if the terms, covenants or
              ------------------------
     conditions of this Agreement to be complied with by Sellers at or before the Closing shall not by that time have been complied with or performed in all material respects and such noncompliance or nonperformance shall not have been waived in writing by IMS.

     11.2.  TERMINATION WITH RECOURSE.  Notwithstanding the completion of the
            -------------------------
conditions described in Articles 6 and 7, if the Closing has not occurred by October 17, 1995, or such later date as may be agreed to in writing by both Sellers and IMS, either Sellers or IMS may, upon two (2) days prior written notice to the other, terminate this Agreement. A Party terminating the Agreement under this Section 11.2, shall, provided it has complied with, or demonstrated timely willingness to comply with, conditions applicable to it under either Article 6 or 7, as appropriate, retain all rights, if any, to proceed against the other Party for breach of this Agreement.

                                   ARTICLE 12
                                 MISCELLANEOUS
                                 -------------

     12.1.  NOTICES.  Any notice, consent, request, instruction or other
            -------
communication to be given hereunder by one party to another shall be in writing and delivered personally or sent by facsimile addressed as follows:

     SELLERS:                             IMS:

     UniHealth America Ventures     Integrated Medical Systems, Inc.
     3400 Riverside Drive           15000 West 6th Avenue
     Burbank, California 91505      Golden, Colorado 80401
     Attn:  President               Attn:  President

     MCN:

     Medical Communication Networks, Inc.
     16030 Ventura Blvd.
     Encino, California 91436
     Attn:  President/Chief Executive Officer

     12.2.  TIME OF THE ESSENCE.  Time shall be of the essence of this Agreement
            -------------------
and the Parties shall in good faith endeavor to complete the transactions contemplated by this Agreement by the Closing.

     12.3.  ENTIRE AGREEMENT.  This Agreement and the agreements or undertakings
            ----------------
referred to herein contain the entire agreement between the Parties with respect to the transaction contemplated herein and supersedes all previous written or oral negotiations, commitments and writings. There are no arrangements, understandings or agreements between the Parties other than those set forth herein.

     12.4.  AMENDMENTS AND WAIVERS.  This Agreement may be amended only by an
            ----------------------
instrument in writing executed by the party against whom enforcement of the amendment is sought. IMS and Sellers may, by a signed writing, give any consent, take any action, waive any inaccuracies in representations or other compliance by any other party to any of the covenants or conditions herein, modify the terms of this Agreement or take any other action deemed by it to be necessary or appropriate to consummate the transactions contemplated by this Agreement.

     12.5.  COUNTERPARTS; HEADINGS.  This Agreement may be executed in one or
            ----------------------
more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The headings herein set out are for convenience of reference only and shall not be deemed a part of this Agreement.

     12.6.  GOVERNING LAW.  This Agreement shall be governed by and construed
            -------------
and enforced in accordance with the laws of the state of Colorado.

     12.7.  BINDING EFFECT.  This Agreement shall be binding upon and enure to
            --------------
the benefit of the Parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement the day and year first above written.

                              UNIHEALTH AMERICA VENTURES,
                              a California corporation

                              By: _______________________________________
                              Title: ______________________________________


                              ELDERMED VENTURES,
                              a California corporation

                              By: ________________________________________
                              Title: _____________________________________


                              HEALTHWEST INVESTMENT COMPANY,
                              a California corporation

                              By: _______________________________________
                              Title: _____________________________________


                              MEDICAL COMMUNICATION NETWORKS,
                              INC.

                              By: _______________________________________
                              Title: ______________________________________



                              INTEGRATED MEDICAL SYSTEMS, INC.

                              By: _______________________________________
                              Title: ______________________________________